Exhibit 99.1

ACCIPITER LIFE SCIENCES FUND, LP
666 5th Avenue, 35th Floor
New York, New York 10103

April 1, 2010

By Facsimile and Federal Express

Orchid Cellmark Inc.
4390 US Route One
Princeton, New Jersey 08540
Attn: Corporate Secretary

Re:	Notice of Stockholder Nomination of Individuals for Election as Directors at the 2010 Annual Meeting of Stockholders of Orchid Cellmark Inc.

Dear Sir or Madam:

This letter serves as notice to Orchid Cellmark Inc., a Delaware corporation (“ORCH”), as to the nomination by Accipiter Life Sciences Fund, LP, a Delaware limited partnership (“ALS Fund”), of nominees for election to the Board of Directors of ORCH (the “ORCH Board”) at the 2010 annual meeting of stockholders of ORCH, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2010 Annual Meeting”).

This letter and all Exhibits attached hereto are collectively referred to as the “Notice.”  As of the close of business on March 31, 2010, ALS Fund was the beneficial owner of 1,581,113 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of ORCH, 3,000 shares of which are held of record.  Through this Notice, ALS Fund hereby nominates and notifies you of its intent to nominate Eugene I. Davis, Gabe Hoffman and Stefan Loren as nominees (each a “Nominee” and collectively, the “Nominees”) to be elected to the ORCH Board as Class I directors at the 2010 Annual Meeting.  ALS Fund believes that the terms of three (3) Class I directors currently serving on the ORCH Board expire at the 2010 Annual Meeting.  To the extent that there are in excess of three (3) vacancies on the ORCH Board to be filled by election at the 2010 Annual Meeting or ORCH increases the size of the ORCH Board above its existing size, ALS Fund reserves the right to nominate additional nominees to be elected to the ORCH Board at the 2010 Annual Meeting pursuant to Article 1, Section 6 of the Bylaws of ORCH (the “Bylaws”).  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of ALS Fund that any attempt to increase the size of the ORCH Board or to reconstitute or reconfigure the classes on which the current directors serve would constitute an unlawful manipulation of ORCH’s corporate machinery.  If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees nominated by ALS Fund at the 2010 Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by ALS Fund.

The information concerning the Nominees and ALS Fund required by Article 1, Section 6 of the Bylaws is set forth below.  In addition, reference is made to the Schedule 13D filed by Accipiter Capital Management, LLC and its affiliates on March 10, 2010, as it may be amended from time to time, as filed and to be filed with the Securities and Exchange Commission.  Such information contained therein is deemed incorporated by reference herein and, accordingly, all information contained in this Notice is deemed to be supplemented thereby.

A.
Information relating to each of the Nominees that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such Nominee’s written consent to serving as a director if elected:

Eugene I. Davis (Age 55) is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm (“PIRINATE”).  Since founding PIRINATE in 1999, Mr. Davis has managed numerous debtor and creditor side restructuring assignments involving businesses in various industries including Automotive; Consumer Products, Retail & Cataloging; Financial Services; Healthcare & Medical Technology; Industrial Materials; Manufacturing & Distribution; Media & Entertainment; Power, Energy, Oil, Gas & Mining; Publishing; Real Estate; Technology; Telecommunications; and Transportation & Logistics.  He is currently the Chairman of the Board of Directors of Ambassadors International, Inc. and of Atlas Air Worldwide Holdings Inc.  Prior to founding PIRINATE, Mr. Davis served as Chief Operating Officer of Total-Tel Communications, Inc., where he assisted the Company in the design and implementation of a strategic business plan, arranged for the funding of new capital expenditures in excess of $100 million, and advised the controlling shareholder in the sale of control to a private investor at a 72% premium to market.  Prior to that, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He is also a director of American Commercial Lines Inc., Haights Cross Communications, Inc., Knology Inc., Rural/Metro Corporation, Solutia, Inc. and TerreStar Corporation.  For a list of all public companies of which Mr. Davis has served as a director during the past five years, see Exhibit C.  Mr. Davis’s extensive experience serving on the board of directors of a wide-range of public companies, as chairman in certain instances, and serving as the chief executive officer of several companies has developed his deep understanding of the leadership, corporate responsibility and corporate governance responsibilities of publicly-traded companies.  Mr. Davis can provide insight into matters pertaining to ORCH’s capital structure and strategic alternatives.  Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University and a juris doctorate from Columbia University School of Law.  The principal business address of Mr. Davis is 5 Canoe Brook Drive, Livingston, New Jersey 07039.  As of the close of business on March 31, 2010, Mr. Davis did not own any securities of ORCH nor had he made any purchases or sales of any securities of ORCH during the past two years.

Gabe Hoffman (Age 32) serves as the managing member of Accipiter Capital Management, LLC, a private investment management firm.  Mr. Hoffman has served in that capacity since he founded Accipiter Capital Management in October 2002.  From April 1999 through March 2002 he was employed by Welch Capital Partners, a New York based investment partnership. At Welch Capital Partners, he was co-manager of the Welch Life Sciences Fund from its inception in May 2000 through March 2002.  From April 1999 through May 2000, Mr. Hoffman was the healthcare analyst at Welch Capital Partners.  Mr. Hoffman has extensive knowledge of the capital markets and corporate governance practices as a result of his investment and private equity background.  Mr. Hoffman received his undergraduate degree with a double major in finance and economics from New York University’s Stern School of Business.  The principal business address of Mr. Hoffman is 666 5th Avenue, 35th Floor, New York, New York 10103.  By virtue of his positions with Candens Capital, LLC and Accipiter Capital Management, LLC, Mr. Hoffman may be deemed to be the beneficial owner of the Common Stock beneficially owned by ALS Fund and its affiliates.  For information regarding purchases and sales during the past two years by ALS Fund and its affiliates of securities of ORCH that may be deemed to be beneficially owned by Mr. Hoffman, see Exhibit A.

Stefan Loren (Age 46) has served as a Managing Director of Westwicke Partners, LLC (“Westwicke”), a strategic capital markets advisory firm that provides customized investor relations programs and independent capital markets advice to small and mid-cap health care companies, since July 2008.  Prior to joining Westwicke Partners, LLC, Mr. Loren served as a senior research analyst at Perceptive Advisors, LLC from May 2007 to July 2008.  From August 2005 to May 2007, Mr. Loren served as a senior equity research analyst and portfolio manager at MTB Investment Advisors.  Mr. Loren served as a managing director and health care specialist at Legg Mason, Inc. from August 2003 to August 2005.  Mr. Loren is a director of PolyMedix, Inc.  Mr. Loren’s investment, business and scientific experience, in particular his current position at Westwicke and his experience as a sell-side and buy-side analyst in the biotechnology and related healthcare sectors and as a research chemist, give him unique insight into ORCH’s operational and capital needs.  Mr. Loren earned a Ph.D. in Organic/Pharmaceutical Chemistry from the University of California, Berkeley and a B.A., magna cum laude, from the University of California, San Diego.  The principal business address of Mr. Loren is 2800 Quarry Lake Drive, Suite 380, Baltimore, Maryland 21209.  As of the close of business on March 31, 2010, Mr. Loren owned 2,000 shares of Common Stock of ORCH.  For information regarding purchases and sales during the past two years by Mr. Loren of securities of ORCH, see Exhibit A.

Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by ALS Fund in connection with the 2010 Annual Meeting and to serve as a director of ORCH, if so elected.  Such consents are attached hereto as Exhibit B.

If elected as a director of ORCH, each of the Nominees would be an “independent director” within the meaning of applicable NASDAQ listing standards applicable to board composition and Section 301 of the Sarbanes-Oxley Act of 2002.

ALS Fund and its affiliates have signed indemnification letter agreements pursuant to which they agreed to indemnify each of Messrs. Davis and Loren against claims arising from the solicitation of proxies from ORCH stockholders in connection with the 2010 Annual Meeting and any related transactions.

On March 31, 2010, ALS Fund, Accipiter Life Sciences Fund (Offshore), Ltd., Accipiter Capital Management, LLC, Candens Capital, LLC, Eugene I. Davis, Gabe Hoffman and Stefan Loren (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of ORCH; (ii) the parties agreed to solicit proxies or written consents to elect the Nominees or any other person designated by ALS Fund as directors of ORCH and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”); and (iii) Accipiter Capital Management, LLC agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Except as set forth in this Notice (including the Exhibits hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of ORCH; (iii) no Nominee owns any securities of ORCH which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of ORCH during the past two years; (v) no part of the purchase price or market value of the securities of ORCH owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of ORCH, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of ORCH; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of ORCH; (ix) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of ORCH’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which ORCH or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by ORCH or its affiliates, or with respect to any future transactions to which ORCH or any of its affiliates will or may be a party; and (xi) no Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the 2010 Annual Meeting.  There are no material proceedings to which any Nominee or any of his associates is a party adverse to ORCH or any of its subsidiaries or has a material interest adverse to ORCH or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

Other than as stated above, there are no arrangements or understandings between ALS Fund and each Nominee or any other person or persons pursuant to which the nominations described herein are to be made.

B.	As to the stockholder giving this Notice and the beneficial owner, if any, on whose behalf the nomination is made:

i.	The name and address of such stockholder, as they appear on ORCH’s books, and of such beneficial owner:

Name	Address

Accipiter Life Sciences Fund, LP	666 5th Avenue, 35th Floor New York, New York 10103

Accipiter Life Sciences Fund (Offshore), Ltd.	666 5th Avenue, 35th Floor New York, New York 10103

Candens Capital, LLC	666 5th Avenue, 35th Floor New York, New York 10103

Accipiter Capital Management, LLC	666 5th Avenue, 35th Floor New York, New York 10103

Gabe Hoffman	666 5th Avenue, 35th Floor New York, New York 10103

ii.	The class and number of shares of ORCH which are owned beneficially and of record by such stockholder and such beneficial owner:

Name	Beneficial Ownership

Accipiter Life Sciences Fund, LP	1,581,113 shares of Common Stock owned directly, 3,000 shares of which are held of record

Accipiter Life Sciences Fund (Offshore), Ltd.	2,342,385 shares of Common Stock owned directly

Candens Capital, LLC	1,581,113 shares of Common Stock (consisting of shares of Common Stock owned directly by Accipiter Life Sciences Fund, LP)

Accipiter Capital Management, LLC	2,342,385 shares of Common Stock (consisting of shares of Common Stock owned directly by Accipiter Life Sciences Fund (Offshore), Ltd.)

Gabe Hoffman	3,923,498 shares of Common Stock (consisting of shares of Common Stock owned directly by Accipiter Life Sciences Fund, LP and Accipiter Life Sciences Fund (Offshore), Ltd.)

For information regarding purchases and sales during the past two years by ALS Fund and its affiliates of securities of ORCH, see Exhibit A.

ALS Fund, Accipiter Life Sciences Fund (Offshore), Ltd., Accipiter Capital Management, LLC, Candens Capital, LLC and Gabe Hoffman intend to solicit proxies in favor of the Nominees at the 2010 Annual Meeting.  A representative of ALS Fund intends to appear in person at the 2010 Annual Meeting to nominate the persons specified in this Notice for election to the ORCH Board.

*              *              *

Please address any correspondence to ALS Fund, Attention: Gabe Hoffman, telephone (212) 705-8700, facsimile (212) 705-8750 (with a copy to counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Kenneth M. Silverman, Esq., telephone (212) 451-2327, facsimile (212) 451-2222).  The giving of this Notice is not an admission that any procedures for notice concerning the nomination of directors to the ORCH Board are legal, valid or binding, and ALS Fund reserves the right to challenge their validity.  If ORCH contends this Notice is incomplete or is otherwise deficient in any respect, please immediately provide written notice to ALS Fund (with a copy to its counsel) setting forth the facts that ORCH contends support its position and specifying any additional information believed to be required.  In the absence of such prompt notice, ALS Fund will assume that ORCH agrees that this Notice complies in all respects with the requirements of the Bylaws.  ALS Fund reserves the right to withdraw or modify this Notice at any time.

Very truly yours,

ACCIPITER LIFE SCIENCES FUND, LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
	Name:	Gabe Hoffman
	Title:	Managing Member

EXHIBIT A

TRANSACTIONS IN SECURITIES OF ORCHID CELLMARK INC.
DURING THE PAST TWO YEARS

Date of Purchase / Sale	Shares of Common Stock Purchased / (Sold)	Price Per Share($)

Accipiter Life Sciences Fund, LP

03/20/2008	8,198	2.80
04/04/2008	14,855	2.83
04/07/2008	7,428	2.81
04/08/2008	7,428	2.68
04/09/2008	12,379	2.64
04/09/2008	6,091	2.62
04/10/2008	21,005	2.62
04/10/2008	15,564	2.59
04/11/2008	3,601	2.65
04/11/2008	8,049	2.60
04/14/2008	981	2.66
04/14/2008	4,626	2.62
04/16/2008	133,042	2.48
05/06/2008	14,324	2.32
05/06/2008	2,159	2.31
05/07/2008	2,380	2.34
05/07/2008	2,016	2.32
05/08/2008	12,241	2.43
05/08/2008	3,486	2.42
05/08/2008	29,918	2.39
05/19/2008	(2,261)	3.37
05/19/2008	(2,458)	3.38
05/19/2008	(10,518)	3.39
05/22/2008	(27,512)	3.27
07/21/2008	(4,000)	3.49

07/23/2008	(3,246)	3.43
07/24/2008	(5,532)	3.37
07/25/2008	(2,636)	3.29
08/05/2008	(3,101)	3.31
08/07/2008	14,092	2.96
08/08/2008	844	2.97
09/17/2008	68,835	2.87
09/18/2008	2,217	2.37
09/18/2008	1,232	2.45
09/29/2008	44	2.66
09/30/2008	4,638	2.87
10/01/2008	143,243	2.88
10/03/2008	661	2.38
10/03/2008	58,137	2.38
10/06/2008	10,167	2.10
10/07/2008	5,972	2.04
10/08/2008	6,889	1.93
10/14/2008	36,056	1.66
10/16/2008	130,562	1.52
11/12/2008	32,801	1.03
12/23/2009	381,174	1.59

Accipiter Life Sciences Fund, Ltd.

03/20/2008	11,338	2.80
04/04/2008	15,145	2.83
04/07/2008	7,572	2.81
04/08/2008	7,572	2.69
04/09/2008	12,621	2.64
04/09/2008	6,209	2.62
04/10/2008	21,415	2.62
04/10/2008	15,868	2.59
04/11/2008	5,695	2.65

04/11/2008	12,730	2.60
04/14/2008	1,082	2.66
04/14/2008	5,096	2.62
04/16/2008	136,958	2.47
05/06/2008	16,644	2.32
05/06/2008	2,508	2.31
05/7/2008	2,520	2.34
05/7/2008	2,134	2.32
05/08/2008	12,759	2.43
05/08/2008	3,634	2.42
05/08/2008	31,182	2.39
05/19/2008	(2,339)	3.37
05/19/2008	(2,542)	3.37
05/19/2008	(10,882)	3.39
05/22/2008	(2,900)	3.29
05/22/2008	(26,109)	3.27
07/21/2008	(4,600)	3.48
07/23/2008	(3,354)	3.43
07/24/2008	(6,068)	3.37
07/25/2008	(2,721)	3.29
07/28/2008	(649)	3.48
08/05/2008	(499)	3.31
08/07/2008	18,506	2.96
08/08/2008	866	2.97
08/11/2008	(1,000)	3.39
09/17/2008	64,165	2.87
09/18/2008	2,283	2.37
09/18/2008	1,268	2.43
09/30/2008	4,763	2.87
10/01/2008	148,030	2.88
10/03/2008	691	2.37
10/03/2008	60,765	2.38

10/06/2008	10,037	2.10
10/07/2008	6,160	2.04
10/08/2008	7,110	1.93
10/14/2008	35,805	1.66
10/16/2008	134,438	1.52
11/12/2008	27,399	1.03
12/23/2009	1,113,258	1.59

Accipiter Life Sciences Fund II, LP

04/11/2008	692	2.65
04/11/2008	1,546	2.60
04/14/2008	476	2.66
04/14/2008	190	2.62
04/15/2008	6,780	2.61
04/16/2008	59,965	2.47
08/01/2008	(1,000)	3.48
09/05/2008	(10,286)	3.15
09/17/2008	31,566	2.87
10/01/2008	238,556	2.88
10/03/2008	177	2.38
10/03/2008	15,611	2.38
10/06/2008	5,643	2.10
10/07/2008	4,977	2.04
10/08/2008	5,309	1.93
10/10/2008	56,460	1.50
10/15/2008	25,671	1.61
10/16/2008	47,136	1.52
08/07/2009	(7,060)	2.00
08/10/2009	(20,500)	2.07
08/12/2009	(300)	1.98
08/13/2009	(2,300)	1.97
08/13/2009	(600)	1.99

08/14/2009	(200)	1.99
08/18/2009	(1,000)	1.98
08/24/2009	(2,400)	1.97
12/23/2009	(724,853)	1.57

Accipiter Life Sciences Fund II, Ltd.

04/11/2008	420	2.65
04/11/2008	939	2.60
04/14/2008	1,056	2.66
04/14/2008	4,978	2.62
04/15/2008	10,683	2.61
04/15/2008	3,296	2.64
04/16/2008	10,000	2.62
04/16/2008	102,565	2.47
09/05/2008	5,776	3.15
09/17/2008	65,762	2.87
10/01/2008	(190,098)	2.88
10/03/2008	102	2.38
10/03/2008	8,996	2.38
10/06/2008	9,488	2.10
10/07/2008	4,675	2.04
10/08/2008	4,917	1.93
10/10/2008	1,168	1.50
10/15/2008	63,762	1.61
10/16/2008	136,284	1.52
08/07/2009	(7,060)	2.00
08/10/2009	(20,500)	2.07
12/23/2009	(769,579)	1.57

Accipiter Life Sciences Fund II (QP), LP

04/14/2008	405	2.66
04/14/2008	1,910	2.62

04/15/2008	7,537	2.61
04/16/2008	67,470	2.47
09/05/2008	4,510	3.15
09/17/2008	36,190	2.87
10/01/2008	(339,731)	2.88
10/03/2008	2,369	2.38
10/03/2008	208,350	2.38
10/15/2008	36,014	1.61
10/16/2008	81,922	1.52
10/22/2008	3,997	1.44
10/24/2008	2,100	1.35
04/16/2009	(22,000)	0.93
04/17/2009	(14,400)	0.91
04/20/2009	(7,100)	0.93
04/27/2009	(8,400)	0.89
04/28/2009	(3,400)	0.90
04/29/2009	(20,200)	0.95
04/30/2009	(2,900)	0.97
05/04/2009	(200)	1.01
05/05/2009	(13,900)	1.02
05/06/2009	(10,440)	1.04
05/07/2009	(26,580)	1.10
05/11/2009	(6,800)	1.11
05/12/2009	(500)	1.15
05/13/2009	(6,300)	1.14
05/20/2009	(10,700)	1.18
05/29/2009	(300)	1.11
06/05/2009	(5,000)	1.19
06/08/2009	(7,000)	1.23
06/09/2009	(12,500)	1.29
06/10/2009	(30,500)	1.45
06/11/2009	(27,000)	1.51

06/12/2009	(46,262)	1.62
06/22/2009	(11,000)	1.68
06/26/2009	(711)	1.66
06/30/2009	(1,653)	1.59
07/23/2009	(19,700)	1.68
07/24/2009	(4,300)	1.64
07/27/2009	(8,980)	1.67
07/28/2009	(15,400)	1.65
07/29/2009	(15,200)	1.67
07/30/2009	(11,000)	1.72
07/31/2009	(3,738)	1.74
08/03/2009	(5,000)	1.78
08/03/2009	(3,700)	1.80
08/04/2009	(8,500)	1.81
08/06/2009	(11,000)	1.92
08/07/2009	(10,090)	2.00

Stefan Loren

03/26/2010	2,000	1.77

EXHIBIT B

NOMINEE CONSENTS

EUGENE I. DAVIS
5 Canoe Brook Drive
Livingston, New Jersey 07039
March 31, 2010

Orchid Cellmark Inc.
4390 US Route One
Princeton, New Jersey 08540
Attn: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Accipiter Life Sciences Fund, LP, a Delaware limited partnership (“ALS Fund”), of its intention to nominate the undersigned as a director of Orchid Cellmark Inc. (“ORCH”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by ALS Fund in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ORCH if elected at the Annual Meeting.

Very truly yours,

/s/ Eugene I. Davis

Eugene I. Davis

GABE HOFFMAN
666 5th Avenue, 35th Floor
New York, New York 10103
April 1, 2010

Orchid Cellmark Inc.
4390 US Route One
Princeton, New Jersey 08540
Attn: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Accipiter Life Sciences Fund, LP, a Delaware limited partnership (“ALS Fund”), of its intention to nominate the undersigned as a director of Orchid Cellmark Inc. (“ORCH”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by ALS Fund in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ORCH if elected at the Annual Meeting.

Very truly yours,

/s/ Gabe Hoffman

Gabe Hoffman

STEFAN LOREN
2800 Quarry Lake Drive, Suite 380
Baltimore, Maryland 21209
March 31, 2010

Orchid Cellmark Inc.
4390 US Route One
Princeton, New Jersey 08540
Attn: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Accipiter Life Sciences Fund, LP, a Delaware limited partnership (“ALS Fund”), of its intention to nominate the undersigned as a director of Orchid Cellmark Inc. (“ORCH”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by ALS Fund in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ORCH if elected at the Annual Meeting.

Very truly yours,

/s/ Stefan Loren

Stefan Loren

 EXHIBIT C

PUBLIC COMPANY DIRECTORSHIPS OF EUGENE I. DAVIS DURING THE PAST FIVE YEARS

American Commercial Lines Inc.
Atlas Air Worldwide Holdings, Inc.
Exide Technologies
IPCS Wireless Inc.
Knology Broadband, Inc.
Oglebay Norton Company
Tipperary Corporation
Viskase Companies, Inc.
McLeodUSA Incorporated
Granite Broadcasting Corporation
Footstar, Inc.
PRGX Global, Inc. (f/k/a PRG Schultz International Inc.)
Graphics Properties Holdings, Inc. (f/k/a Silicon Graphics Inc.)
SeraCare Life Sciences, Inc.
Foamex International Inc.
Ion Media Networks, Inc.
Delta Airlines, Inc.
Atari, Inc.
Solutia Inc.
Media General, Inc.
Rural/Metro Corporation
TerreStar Corporation
Spectrum Brands, Inc.
Ambassadors International, Inc.
Dex One Corporation